Exhibit 10.66

I#: 2014083634 BK: 18349PG: 949, 03/25/2014 at 04:49 PM, RECORDING 21 PAGES $180.00 M DOC STAMP COLLECTION: $77400.75 INTANGIBLE TAX $44228.91 KEN BURKE, CLERK OF COURT AND COMPTROLLER PINELLAS COUNTY, FL BY DEPUTY CLERK: CLKDU10

DOCUMENT PREPARED BY AND

WHEN RECORDED, RETURN TO:

Greenberg Traurig, P.A.

401 East Las Olas Boulevard Suite 2000

Fort Lauderdale, Florida 33301

Attention: Stephen F. Katz, Esq.

BR CARROLL LANSBROOK, LLC, Mortgagor

TO

GENERAL ELECTRIC CAPITAL CORPORATION, Mortgagee

AMENDED AND RESTATED MORTGAGE, ASSIGNMENT
OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

Dated as of March 21, 2014
Property Location: Palm Harbor, Florida

DOCUMENTARY STAMP TAX IN THE AMOUNT OF $77,400.75 AND INTANGIBLES TAX IN THE AMOUNT OF $44,229.00 ARE BEING PAID ON THE ADDITIONAL ADVANCE SECURED HEREBY IN THE AMOUNT OF $22,114,456.15

AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF

RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING

THIS AMENDED AND RESTATED MORTGAGE, ASSIGNMENT OF RENTS AND LEASES, SECURITY AGREEMENT AND FIXTURE FILING (this "Mortgage") is executed as of March 21, 2014, by BR CARROLL LANSBROOK, LLC, a Delaware limited liability company (“Mortgagor”) whose address for notice hereunder is c/o Bluerock Real Estate, L.L.C., 712 Fifth Avenue, 9th Floor, New York, New York 10019, Attention: Jordan Ruddy for the benefit of GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Mortgagee”), whose address for notice hereunder is c/o GE Real Estate, 299 Park Avenue, 3rd floor, New York, New York 10171.

ARTICLE 1

DEFINITIONS

Section 1.1           Definitions. As used herein, the following terms shall have the following meanings:

"Existing Mortgage" means that certain mortgage more fully described in Exhibit B attached hereto, as assigned to Mortgagee by an Assignment of Mortgage to be recorded immediately prior hereto in Pinellas County, Florida and as assumed by Borrower by Assumption Agreement executed prior to the execution of this Mortgage.

“Loan Documents" means (1) the Loan Agreement of even date between Mortgagor and Mortgagee (the "Loan Agreement"), (2) the Amended, Restated and Renewal Promissory Note of even date, executed by Mortgagor, payable to the order of Mortgagee, in the stated principal amount of $48,000,000.00 (the “Note”), (3) this Mortgage, (4) all other documents now or hereafter executed by Mortgagor, or any other Person to evidence or secure the payment and performance of the Obligations and (5) all amendments, modifications, restatements, extensions, renewals and replacements of the foregoing.

“Mortgaged Property" means all estate, right, title, interest, claim and demand whatsoever which Mortgagor now has or hereafter acquires, either in law or in equity, in possession or expectancy, of, in and to (1) those certain condominium units (collectively, the “Condominium Units") which are located in the City of Palm Harbor, County of Pinellas, State of Florida and more fully described on Exhibit A attached hereto; such Condominium Units were formed pursuant to the condominium documents more fully described on Exhibit A attached hereto (collectively, the “Condominium Documents”), together with Mortgagor's undivided interest in and to any common elements and limited common elements and other rights which are appurtenant or otherwise relate to the Condominium Units and all rights and interests of Mortgagor with respect to the Condominium Documents (the “Land”), (2) all materials, supplies, appliances, equipment (as such term is defined in the UCC), apparatus and other items of personal property now or hereafter attached to, installed in or used in connection with any of the Condominium Units and water, gas, electrical, storm and sanitary sewer facilities and all other utilities whether or not situated in easements (the “Fixtures”). (3) all goods, inventory, accounts, general intangibles, software, investment property, instruments, letters of credit, letter of-credit rights, deposit accounts, documents, chattel paper and supporting obligations, as each such term is presently or hereafter defined in the UCC, and all other personal property of any kind or character, now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Condominium Units or which may be used in or relating to the planning, development, financing or operation of the Mortgaged Property, including furniture, furnishings, equipment, machinery, money, insurance proceeds, accounts, contract rights, software, trademarks, goodwill, promissory notes, electronic and tangible chattel paper, payment intangibles, documents, trade names, licenses and/or franchise agreements, rights of Mortgagor under leases of Fixtures or other personal property or equipment, inventory, all refundable, returnable or reimbursable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Mortgagor with any governmental authorities, boards, corporations, providers of utility services, public or private, including all refundable, returnable or reimbursable tap fees, utility deposits, commitment fees and development costs, and commercial tort claims arising from the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the “Personalty”), (4) all reserves, escrows or impounds required under the Loan Agreement and all deposit accounts (including Mortgagor' s rights in any accounts holding security deposits) maintained by Mortgagor with respect to the Mortgaged Property, (5) all plans, specifications, shop drawings and other technical descriptions prepared for construction, repair or alteration of the Improvements, and all-amendments and modifications thereof (the "Plans"), (6) all leases, subleases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all Mortgagor's rights in any related security and other deposits (the "Leases"), (7) all of the rents, revenues, income, proceeds, profits, security and other types of deposits, lease cancellation payments and other benefits paid or payable by parties to the Leases other than Mortgagor for using, leasing, licensing, possessing, operating from, residing in, selling, terminating the occupancy of or otherwise enjoying the Mortgaged Property (the "Rents"), (8) all other agreements, such as construction contracts, architects' agreements, engineers' contracts, utility contracts, maintenance agreements, management agreements, service contracts, permits, licenses, certificates and entitlements in any way relating to the development, construction, use, occupancy, operation, maintenance, enjoyment, acquisition or ownership of the Mortgaged Property (the “Property Agreements”), (9) all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing, and all right, title and interest, if any, of Mortgagor in and to any streets, ways, alleys, strips or gores of land adjoining the Condominium Units or any part thereof, (10) all present and future accessories, additions, attachments, replacements and substitutions of, for or to any of the foregoing and all proceeds and products thereof, (11) all insurance policies (regardless of whether required by Mortgagee), unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor, (12) all mineral, water, oil and gas rights now or hereafter acquired and relating to all or any part of the Mortgaged Property, and (13) any awards, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any governmental authority pertaining to the Condominium Units, Fixtures or Personalty. As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein, wherever located. Notwithstanding the foregoing, (x) Fixtures and Personalty shall not include any property belonging to any tenants under the Leases and (y) the Mortgaged Property shall not include any property owned by the Condominium Association or any Third Party Unit Owner.

"Obligations" means, collectively, all (1) principal, interest and other amounts due under or secured by the Loan Documents, excluding the Hazardous Materials Indemnity Agreement, (2) principal, interest and other amounts which may hereafter be loaned by Mortgagee, its successors or assigns, to or for the benefit of the owner of the Mortgaged Property, when evidenced by a promissory note or other instrument which, by its terms, is secured hereby, (3) other indebtedness, obligations and liabilities now or hereafter existing of any kind of Mortgagor to Mortgagee under documents which recite that they are intended to be secured by this Mortgage, and (4) covenants, agreements, conditions, warranties, representations and other obligations made or undertaken by Mortgagor to Mortgagee under the Loan Documents, excluding the Hazardous !vfateria1s Indemnity Agreement. Notwithstanding anything contained in this Mortgage to the contrary, the term "Obligations" shall not include, and this Mortgage shall not secure, Borrower's obligations under the Hazardous Materials Indemnity Agreement.

"UCC" means the Uniform Commercial Code as enacted and in effect in the state where the Land is located (and as it may from time to time be amended); provided that, to the extent that the UCC is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern; provided further, however, that if, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, any security interest herein granted is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the state where the Land is located, the term "UCC" shall mean the Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for the purposes of the provisions thereo:fre1ating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

All other capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.

ARTICLE 2

GRANT

Section 2.1 Grant. To secure the full and timely payment and performance of the Obligations, Mortgagor and Mortgagee hereby agree that the Existing Mortgage is hereby amended, modified, superseded and restated in its entirety by this Mortgage, so that together they shall constitute but one Mortgage, a single Hen securing the Obligations; Mortgagor MORTGAGES, GRANTS, BARGAINS, SELLS, CONVEYS, ALIENS, REMISES, RELEASES, SETS OVER to Mortgagee the Mortgaged Property, TO HAVE AND TO HOLD, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.

ARTICLE 3

WARRANTIES, REPRESENTATIONS AND COVENANTS

Mortgagor warrants, represents and covenants to Mortgagee as follows:

Section 3.1           Cooperation. Where any of the Mortgaged Property is in the possession of a third party (other than tenants under any Leases), at Mortgagees request, Mortgagor will join with Mortgagee in notifying the third party of Mortgagee's security interest and using its good faith efforts to obtain an acknowledgment from the third party that it is holding such Mortgaged Property for the benefit of Mortgagee. Mortgagor will cooperate with Mortgagee in obtaining control (for lien perfection purposes under the UCC) with respect to any Mortgaged Property consisting of deposit accounts, investment property, letter-of-credit rights or electronic chattel paper.

Section 3.2           Payment and Performance. Subject to applicable contest rights set forth in the Loan Documents, Mortgagor shall pay and perform the Obligations when due under the Loan Documents.

Section 3.3           Replacement of Fixtures and Personalty. Mortgagor shall not incorporate into the Mortgaged Property any item of Personalty, Fixtures or other property that is not owned by Mortgagor free and clear of all liens or security interests except the liens and security interests in favor of Mortgagee created by the Loan Documents.

Section 3.4           Mortgagee Approval of Restrictions. Mortgagor shall not,

without the prior consent of Mortgagee, consent to any public restriction (including any zoning ordinance) or private restriction as to the use of the Mortgaged Property.

Section 3.5           Other Covenants. All of the covenants in the Loan Agreement are incorporated herein by reference. The covenants set forth in the Loan Agreement include the prohibition against the further sale, transfer or encumbering of any of the Mortgaged Property, and restrictions on transfers and encumbrances of direct and indirect interests in Mortgagor,

Section 3.6           Condemnation Awards and Insurance Proceeds. Subject to the terms of the Loan Agreement, Mortgagor assigns to Mortgagee all awards and compensation for any condemnation or other taking, or any purchase in lieu thereof, and all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property. All such awards, compensation and proceeds shall be governed by and subject to the provisions of the Loan Agreement governing the same.

ARTICLE 4

DEFAULT AND FORECLOSURE

Section 4.1           Remedies. If an Event of Default exists, Mortgagee may, at Mortgagee's election, exercise any or all of the following rights, remedies and recourses:

(a)          Acceleration. Declare the Obligations to be immediately due and payable, without further notice, presentment, protest, notice of intent to accelerate, notice of acceleration, demand or action of any nature whatsoever (each of which hereby is, except as otherwise set forth in the Loan Documents, expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

(b)          Entry on Mortgaged Property. Subject to the rights of the Condominium Association, the terms of the Condominium Documents and the tenants under the Leases, enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto. If Mortgagor remains in possession of the Mortgaged Property after (and during the continuance of) an Event of Default and without Mortgagee's prior written consent, Mortgagee may invoke any legal remedies to dispossess Mortgagor.

(c)          Operation of Mortgaged Property. Hold, lease, develop, manage, operate or otherwise use the Mortgaged Property upon such terms and conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee reasonably deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 4.7.

(d)          Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (l0) days' prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Any Person, including Mortgagor or Mortgagee, may be a purchaser at such sale. If Mortgagee is the highest bidder, Mortgagee may credit the portion of the purchase price that would be distributed to Mortgagee against the Obligations in lieu of paying cash. In connection with any foreclosure sale: (i) Mortgagee shall have no obligation to clean up, repair or otherwise prepare the Mortgaged Property for sale; (ii) Mortgagor waives any right it may have to require Mortgagee to pursue any third party for any of the Obligations; (iii) Mortgagee may comply with any applicable state or federal law requirements in connection with a disposition of the Mortgaged Property; (iv) Mortgagee may specifically disclaim any warranties of title or the like; (v) if Mortgagee sells any of the Mortgaged Property on credit, Mortgagor will be credited only with payments actually made by purchaser, received by Mortgagee and applied to the indebtedness of the purchaser; and (vi) Mortgagee may apply any noncash proceeds of a disposition of the Mortgaged Property in any commercially reasonable manner selected by Mortgagee. Compliance by Mortgagee with the standards set forth in the foregoing sentence shall not be deemed to adversely affect the commercial reasonableness of any sale of the Mortgaged Property or portion thereof.

(e)          Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and, to the extent permitted under applicable law, without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the Obligations secured hereby, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have aft the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 4.7.

(f)          Other. Exercise all other rights, remedies and recourses granted under the Loan Documents or otherwise available at law or in equity (including an action for specific performance of any covenant contained in the Loan Documents or, subject to the terms of Section 7.10, an action for a deficiency judgment or adjudgment on the Note either before, during or after any proceeding to enforce this Mortgage).

Section 4.2           Separate Sales. The Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion, may elect; the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

Section 4.3           Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Note and the other Loan Documents, or against the Mortgaged Property, or against ariy one or more of them, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee in the enforcement of any rights, remedies or recourses under the Loan Documents or otherwise at law or equity shall be deemed to cure any Event of Default.

Section 4.4           Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interests created in or evidenced by the Loan Documents or their stature as a first and prior lien and security interest in and to the Mortgaged Property. For payment and performance of the Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.

Section 4.5           Waiver of Redemption, Notice and Marshalling of Assets. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any appraisement. valuation, stay of execution, exemption fr.om civil process, redemption or extension of time for payment, (b) except as set forth in the Loan Documents, all notices of any Event of Default or of Mortgagee's election to exercise or its actual exercise of any right, remedy or recourse provided for under the Loan Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation.

Section 4.6           Discontinuance of Proceedings. If Mortgagee shall have proceeded to invoke any right, remedy or recourse permitted under the Loan Documents and shall thereafter e1ect to discontinue or abandon it for any reason, Mortgagee shall have the unqualified right to do so and, in such an event, Mortgagor and Mortgagee shall be restored to their former positions with respect to the Obligations, the Loan Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee thereafter to exercise any right, remedy or recourse under the Loan Documents for such Event of Default.

Section 4.7           Application of Proceeds. The proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, management, operation or other use of the Mortgaged Property, shall be applied by Mortgagee (or the receiver, if one is appointed) in the following order unless otherwise required by applicable law:

(a)          to the payment of the reasonable costs and expenses actually incurred of taking possession of the Mortgaged Property and of holding, operating, maintaining, using, leasing, repairing, improving and selling the same, including (1) receiver's fees and expenses, (2) court costs, (3) attorneys’ and accountants’ fees and expenses, (4) costs of advertisement, (5) utility costs and charges, (6) Insurance premiums, (7) costs and expenses with respect to any litigation affecting the Mortgaged Property, (8) wages and salaries of employees, commissions of agents and attorneys' fees and expenses, (9) all ground rent, rea1 estate taxes and assessments, except any taxes, assessments or other charges subject to which the Mortgaged Property shall have been sold, and (10) all other carrying costs, fees, charges, reserves, and expenses whatsoever relating to the Mortgaged Property;

(b)          to the payment of all amounts (including interest thereon), other than the unpaid principal balance of the Note and accrued but unpaid interest thereon, which may be due to Mortgagee under the Loan Documents;

(c)          to the payment and performance of the Obligations in such manner and order of preference as Mortgagee in its sole discretion may determine; and entitled thereto.

(d)          the balance, if any, to the payment of the persons legal1y

Section 4.8           Occupancy After Foreclosure. The purchaser at any foreclosure sale pursuant to Section 4.l(d) shall become the legal owner of the Mortgaged Property. All occupants of the Mortgaged Property shall, at the option of such purchaser, become tenants of the purchaser at the foreclosure sale and shall deliver possession thereof immediately to the purchaser upon demand. It shall not be necessary for the purchaser at said sale to bring any action for possession of the Mortgaged Property other than the statutory action of forcible detainer in any justice court having jurisdiction over the Mortgaged Property.

Section 4.9           Additional Advances and Disbursements; Costs of Enforcement

(a)          If any Event of Default exists, Mortgagee shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All sums advanced and expenses incurred at any time by Mortgagee under this Section 4.9 or otherwise under this Mortgage or any of the other Loan Documents or applicable law, shall bear interest from the date that such sum is advanced or expense incurred, to and including the date of reimbursement, computed at the Default Rate, and all such sums, together with interest thereon, shall be secured by this Mortgage.

(b)          Mortgagor shall pay all expenses (including reasonable attorneys' fees and expenses actually incurred) of or incidental to the perfection and enforcement of this Mortgage and the other Loan Documents, or the enforcement, compromise or settlement of the Obligations or any claim under this Mortgage and the other Loan Documents, and for the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.

Section 4.10         No Mortgagee in Possession. Neither the enforcement of any of the remedies under this Article 4, the assignment of the Rents and Leases under Article S, the security interests under Artic1e 6, nor any other remedies afforded to Mortgagee under the Loan Documents, at law or in equity shall cause Mortgagee to be deemed or construed to be a mortgagee in possessi9n of the Mortgaged Property other than the physical taking of possession by Mortgagee, to obligate Mortgagee to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

ARTICLE 5

ASSIGNMENT OF RENTS AND LEASES

Section 5.1           Assignment. Mortgagor unconditionally and absolutely assigns to Mortgagee all of Mortgagor's right, title and interest in and to the Leases and Rents. This assignment is an absolute assignment to Mortgagee and not an assignment as security for the payment and performance of the Obligations.

Section 5.2           Rights of Mortgagee. Subject to the provisions of Section 5.5 below, Mortgagee shall have the right, power and authority to: (a) notify any Person that the Leases have been assigned to Mortgagee and that all Rents are to be paid directly to Mortgagee, whether or not Mortgagee has commenced or completed foreclosure or ta.ken possession of the Mortgaged Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; (c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) subject to the rights of tenants under the Leases and the Condominium Association under the Condominium Documents, enter upon, take possession of and operate the Mortgaged Property; (e) lease all or any part of the Mortgaged Property; and/or (f) perform any and all obligations of Mortgagor under the Leases and exercise any and all rights of Mortgagor therein contained to the full extent of Mortgagor's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver. At Mortgagee's request, Mortgagor shall deliver a copy of this Mortgage to ea.ch tenant under a Lease and to each manager and managing agent or operator of the Mortgaged Property. Mortgagor irrevocably directs any tenant, manager, managing agent, or operator of the Mortgaged Property, without any requirement for notice to or consent by Mortgagor, to comply with all demands of Mortgagee under this Mortgage and to turn over to Mortgagee on demand all Rents which it receives.

Section 5.3           No Obligation. Notwithstanding Mortgagee's rights hereunder, Mortgagee shall not be obligated to perform, and Mortgagee does not undertake to perform, any obligation, duty or liability with respect to the Leases, Rents or Mortgaged Property on account of this Mortgage. Mortgagee shall have no responsibility on account of this Mortgage for the control, care, maintenance or repair of the Mortgaged Property, for any waste committed on the Mortgaged Property, for any dangerous or defective condition of the Mortgaged Property, or for any negligence in the management, upkeep, repair or control of the Mortgaged Property, other than in connection with any gross negligence or willful misconduct of Mortgagee with respect to the Mortgaged Property.

Section 5.4           Right to Apply Rents. Mortgagee shall have the right, but not the obligation, to use and app1y any Rents received hereunder in accordance with Section 4.7 hereof.

Section 5.5           Revocable License. Notwithstanding that the assignment of the Rents and Leases under this Article 5 is an absolute assignment of the Rents and Leases and not merely the collatcra1 assignment of, or the grant of a lien or security interest in the Rents and Leases, Mortgagee grants to Mortgagor a revocable license to collect and receive the Rents and to retain, use and enjoy such Rents and to otherwise ]ease and operate the Mortgaged Property. During the continuation of any Event of Default, such license may be revoked by Mortgagee, without notice to or demand upon Mortgagor, and Mortgagee immediately shall be entitled to receive and apply all Rents, whether or not Mortgagee enters upon and takes control of the Mortgaged Property. Prior to such revocation, Mortgagor shall apply any Rents which it receives in accordance with the Loan Agreement.

Section 5.6           Liability of Mortgagee. Mortgagee shall not in any way be liable to Mortgagor for any action or inaction of Mortgagee, its employees or agents under this Article 5.

Section 5.7           No Merger of Estates. So long as any part of the Obligations secured hereby remain unpaid and undischarged, the fee and leasehold estates to the Mortgaged Property shall not merge, but shall remain separate and distinct, notwithstanding the union of such estates either in Mortgagor, Mortgagee, any lessee or any third party by purchase or otherwise.

ARTICLE 6

SECURITY AGREEMENT

Section 6.1           Security Interest. This Mortgage constitutes a "Security Agreement" on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements. To this end, Mortgagor grants to Mortgagee, a first and prior security interest in the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements and all other Mortgaged Property which is personal property to secure the payment and performance of the Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Plans, Leases, Rents and Property Agreements sent to Mortgagor at least ten (10) days prior to any action under the UCC shall constitute reasonable notice to Mortgagor.

Section 6.2           Financing Statements. Mortgagor hereby irrevocably authorizes Mortgagee at any time and from time to file in any filing office in any UCC jurisdiction one or more financing or continuation statements and amendments thereto, relative to all or any part of the Mortgaged Property, without the signature of Mortgagor where permitted by law. Mortgagor agrees to furnish Mortgagee, promptly upon request, with any information required by Mortgagee to complete such financing or continuation statements. If Mortgagee has fi1ed any initial financing statements or amendments in any UCC jurisdiction prior to the date hereof, Mortgagor ratifies and confirms its authorization of all such filings. Mortgagor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Mortgagee, and agrees that it will not do so without Mortgagee's prior written consent, subject to Mortgagor's tights under Section 9-509(d)(2) of the UCC. Mortgagor shall execute and deliver to Mortgagee, in form and substance satisfactory to Mortgagee, such additional financing statements and such further assurances as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee's security interest hereunder and Mortgagee may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest.

Section 6.3           Fixture Filing. This Mortgage shall also constitute a "fixture filing" for the purposes of the UCC against all of the Mortgaged Property which is or is to become fixtures. Information concerning the security interest herein granted may be obtained at the addresses of Debtor (Mortgagor) and Secured Party (Mortgagee) as set forth in the first paragraph of this Mortgage.

ARTICLE 7

MISCELLANEOUS

Section 7.1           Notices. Any notice required or permitted to be given under this Mortgage shall be sent, deemed given and received, and otherwise governed in accordance with the notice provisions set forth in the Loan Agreement

Section 7.2           Covenants Running with the Land. All of the covenants in the Loan Agreement and in Article 3 of this Mortgage, and all other Obligations contained in this Mortgage, are intended by Mortgagor and Mortgagee to be, and shall be construed as, covenants running with the Mortgaged Property. As used herein, "Mortgagor" shall refer to the party named in the first paragraph of this Mortgage and to any subsequent owner of all or any portion of the Mortgaged Property (without in any way implying that Mortgagee has or will consent to any such conveyance or transfer of the "Mortgaged Property). A 11 persons or entities who may have or acquire an interest in the Mortgaged Property shall be deemed to have notice of, and be bound by, the terms of the Loan Agreement and the other Loan Documents; however, no such party shall be entitled to any rights thereunder without the prior written consent of Mortgagee.

Section 7.3           Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee's interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) to execute any or all of the rights or powers described in Article 5 with the same force and effect as if executed by Mortgagor, and Mortgagor ratifies and confirms any and all acts done or omitted to be done by Mortgagee, its agents, ·servants, employees or attorneys in, to or about the Mortgaged Property, (c) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty, Fixtures, Plans and Property Agreements in favor of the grantee of any such deed as may be reasonably necessary for such purpose, (d) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee's security interests and rights in or to any of the collateral, and (e) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; however: (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance shall be added to and included in the Obligations and shall bear interest at the Default Rate; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other Person for any failure to take any action which it is empowered to take under this Section. Notwithstanding the foregoing, no exercise by Mortgagee of the rights granted pursuant to this Section 7.3 shall increase Mortgagor's obligations or limit or reduce Mortgagee's rights and remedies under the Loan Documents.

Section 7.4           Successors and Assigns. This Mortgage shall be binding upon and inure to the benefit of Mortgagee and Mortgagor and their respective successors and assigns. Except as otherwise permitted under the Loan Agreement, Mortgagor shall not, without the prior written consent of Mortgagee, assign any rights, duties or obligations hereunder.

Section 7.5           No Waiver. Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of the Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict perfom1ance of all of such terms, provisions and conditions.

Section 7.6           Subrogation. To the extent proceeds of the Note have been used to extinguish, extend or renew any indebtedness against the Mortgaged Property, then Mortgagee sha11 be subrogated to all of the rights, liens and interests existing against the Mortgaged Property and held by the holder of such indebtedness and such former rights, liens and interests, if any, are not waived, but are continued in full force and effect in favor of Mortgagee.

Section 7.7           Loan Agreement. If any conflict or inconsistency exists between this Mortgage and the Loan Agreement, the Loan Agreement shall govern.

Section 7.8           Release. Upon full payment and performance of the Obligations, Mortgagee shall release of record the liens and security interests created by this Mortgage, in accordance with applicable law.

Section 7.9           Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full ext.ent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any appraisement, valuation, stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the indebtedness secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee.

Section 7.10         Limitation on Liability. Mortgagor's liability hereunder is subject to the limitation on liabi1ity provisions of Article 12 of the Loan Agreement.

Section 7.11         Obligations of Mortgagor, Joint and Several. If more than one Person has executed this Mortgage as "Mortgagor", the obligations of all such Persons hereunder shall be joint and several.

Section 7.12         Governing Law. This Mortgage shall be governed by the laws of the State of Florida.

Section 7.13 Interpretation. The Article, Section and Subsection titles hereof are inserted for convenience of reference only and shall in no way alter, modify or define, or be used in construing, the text of such Articles, Sections or Subsections. When used in this Mortgage, "include(s)" shall mean "include(s), without limitation" and "including" shall mean "including, but not limited to".

Section 7.14         Counterparts. This Mortgage ma y be executed in counterparts, all of which counterparts t-0gether shall constitute one and the same instrument (and original signature pages and notary pages from each counterpart may be assembled into one original document to be recorded).

Section 7.15 Entire Agreement. This Mortgage and the other Loan Documents embody the entire agreement and understanding between Mortgagee and Mortgagor and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Section 7.16         Future Advances. This Mortgage secures such future or additional advances (in addition to the principal amount of the Note) as may be made by Mortgagee or the holder hereof, at its exclusive option, to Mortgagor or its successors or assigns in title, for any purpose, provided that all such advances are made within twenty (20) years from the date of this Mortgage or within such lesser period of time as may be provided by law as a prerequisite for the sufficiency of actual notice or record notice of such optional future or additional advances as against the rights of creditors or subsequent purchasers for valuable consideration to the same extent as if such future or additional advances were made on the date of the execution of this Mortgage. The total amount of Indebtedness secured by this Mortgage may be increased or decreased from time to time, but the total unpaid balance so secured at any one time shall not exceed the maximum principal amount of $96,000,000.00 plus interest thereon and any disbursements made under the Mortgage for the payment of impositions, taxes, assessments, levies, insurance, or otherwise, with interest on such disbursements. It is the intent of the parties that this Mortgage shall secure the payment of the Note and any additional advances made from time to time pursuant to any additional notes or otherwise, all of said indebtedness being equally secured hereby and having the same priority as any amounts advanced as of the date of this Mortgage. It is agreed that any additional sum or sums advanced by Mortgagee under the Note shall be equally secured with, and have the same priority as, the original Indebtedness and shall be subject to all of the terms, provisions and conditions of this Mortgage, whether or not such additional loans or advances are ev1aenced by other promissory notes of Mortgagor and whether or not identified by a recital that it or they are secured by this Mortgage.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

EXECUTED as of the date first above written.

BR CARROLL LANSBROOK, LLC, a Delaware
limited liability company

Print Name:

	By:	/s/ Jordan Ruddy
Print Name:		Name: Jordan Ruddy
Title: Chief Executive Officer

STATE OF New York	)
)ss:
COUNTY OF New York	)

This instrument was acknowledged before me this 18 day of March, 2014 by Jordan Ruddy, as Chief Executive Officer of BR Carroll Lansbrook, LLC, a Delaware limited liability company who executed the foregoing instrument on behalf of said entity for the purposes therein expressed. He personally appeared before me, is personally known to me or produced Driver’s License as identification.

Notary Public, State of New York
Print Name: Mark Faham
My Commission Expires: ________________

[SEAL]
MARK FAHAM
Notary Public, State of New York
No. 01FA6101480
Qualified in Kings County
Commission Expires November 17, 2015

Signature Page to Amended and Restated Mortgage, Assignment of Rents and Leases, Security Agreement and Fixture Filing

EXHIBIT A-1

Condominium Units

EXHIBIT A-1

EXHIBIT A

PARCEL 1:

UNITS as shown on Schedule 1 being in the following:

LANSBROOK VILLAGE CONDOMINIUM, a Condominium according to the Declaration of Condominium thereof, as recorded in O.R. Book 14696, Pages 673 through 874, inclusive and according to the Plat thereof recorded in Condominium Book 139, Pages 42 through 62, inclusive and all amendments thereof, of the Public Records of Pinellas County, Florida, together with an undivided interest in the common elements for each unit described in Schedule 1.

PARCEL 2:

Easements in and to the common areas, as more particularly defined and described in the Declaration of Covenants, Conditions, Restrictions and Easements for The Villages at Lansbrook (The "Villages at Lansbrook Declaration, recorded December 17, 1999, in O.R. Book 10758, Page 763, as further supplemented by the document recorded in O.R. Book 10758, Page 855, as further supplements by the document recorded in O.R. Book 11378, Page 120 and as Amended and Restated by Amended and Restate Declaration of Covenants, Conditions, Restrictions and Easements for Village of Lansbrook, recorded in 0.R. Book 12489, Page 2341, Second Amended and Restate Declaration of Covenants, Conditions, Restrictions and Easements for Villages of Lansbrook recorded October 4, 2004, in O.R. Book 13864, Page 2510, all of the Public Records of Pinellas County, Florida, LESS and EXCEPT those easement areas created under the aforementioned documentation that are located within Parcel 1 described above.

PARCEL 3:

Drainage and retention easements over the drainage area more particularly described and defined in the Declaration of Drainage Easements and Maintenance Agreement (the "Drainage Declaration") recorded October 15, 1993, in O.R. Book 8437, Page 1145, as modified by O.R. Book 9109, Page 1086 and as supplemented by document recorded in O.R. Book 11378, Page 111, all of the Public Records of Pinellas County, Florida.

EXHIBIT A-1

EXHIBIT A-2

Condominium Documents

EXHIBIT A-2

EXHIBIT "A" LEGAL DESCRIPTION

PARCEL 1:

Cambridge Village "C" Units

C1-101 C1-103 C1-104 C1-106 C1-201 C1-202 C1-205 C1-206
C2-101 C2-103 C2-104 C2-201 C2-202 C3-101 C3-102 C3-104 C3-105
C3-106 C3-201 C3-202 C3-203 C3-204 C3-205 C4-101 C4-102 C4-103
C4-104 C4-201 C4-203 C4-204 C5-104 C5-105 C5-106 C5-202 C5-203
C5-205 C5-206 C6-101 C6-102 C6-103 C6-104 C6-201 C6-203 C6-204
C7-104 C7-105 C7-106 C7-201 C7-202 C7-204 C7-206 C8-101 C8-104
C8-201 C8-203 C8-204 C9-101 C9-102 C9-103 C9-104 C9-201 C9-202
C9-203 C9-204 C10-102 C10-103 C10-104 C10-105 C10-106 C10-201 C10-202
C10-203 C10-205 C10-206 C11-101 C11-102 C11-103 C11-201 C11-202 C11-203
C12-101 C12-104 C12-201 C12-203 C13-101 C13-102 C13-104 C13-201 C13-203
C13-204 C14-102 C14-104 C14-201 C14-202 C14-204 C15-101 C15-102 C15-104
C15-201 C15-202 C15-204 C16-101 C16-102 C16-104 C16-201 C16-202 C16-203
C16-204 C17-103 C17-104 C17-201 C17-202 C17-203 C17-204 C18-101 C18-102
C18-103 C18-104 C18-201 C18-202 C18-203 C18-204 C19-104 C19-201 C19-203
C19-204 C20-101 C20-104 C20-201 C20-204 C21-101 C21-102 C21-103 C21-104
C21-201 C21-202 C21-203 C22-103 C22-104 C22-105 C22-106 C22-204 C22-205
C22-206 C23-101 C23-102 C23-103 C23-104 C23-105 C23-106 C23-201 C23-202
C23-203 C23-204 C23-205 C23-206 C24-101 C24-102 C24-103 C24-201 C24-203
C24-204 C25-101 C25-102 C25-104 C25-105 C25-201 C25-203 C25-204 C25-205
C25-206 C26-101 C26-102 C26-104 C26-201 C26-203 C26-204

Hampton Village "H" Units

H1-102 H1-103 H1-104 H1-106 H1-107 H1-108 H2-101 H2-103 H2-104
H2-105 H2-106 H2-108 H3-103 H3-104 H3-105 H3-106 H3-107 H4-101
H4-106 H5-103 H5-104 H6-101 H6-102 H6-107 H6-108 H6-201 H6-202
H6-203 H6-204 H6-207 H6-208 H6-301 H6-302 H6-303 H6-304 H6-305
H6-306 H6-307 H6-308 H7-102 H7-103 H8-101 H8-103 H9-102 H9-103
H9-104 H9-105 H9-106 H9-107 H9-108 H10-101 H10-102 H10-103 H10-106
H10-107 H10-108 H10-203 H10-204 H10-205 H10-206 H10-207 H10-301 H10-302
H10-304 H10-306 H10-307 H10-308 H11-103 H11-105 H11-106 H11-107 H11-108
H11-109 H12-101 H12-102 H12-103 H12-104 H12-105 H12-106 H12-107 H12-108
H12-201 H12-202 H12-203 H12-205 H12-206 H12-207 H12-208 H12-301 H12-302
H12-304 H12-305 H12-306 H13-103 H13-104 H13-105 H14-101 H14-102 H14-104
H14-105 H15-101 H15-106 H15-108 H16-104 H16-105 H16-106 H16-107 H16-108
H16-201 H16-202 H16-203 H16-204 H16-205 H16-206 H16-207 H16-208 H16-301
H16-302 H16-304 H16-306 H16-307 H16-308 H17-102 H17-104 H17-105 H17-106
H17-107 H18-101 H18-102 H18-103 H18-104 H18-105 H18-106 H18-108 H19-102
H19-103 H19-104 H19-105 H19-106 H20-101 H20-102 H20-103 H20-104 H20-105
H21-103 H21-105 H21-107 H21-108 H21-109 H21-110 H22-103 H22-104 H22-106
H22-107 H22-108 H22-109 H22-110 H23-101 H23-102 H23-103 H23-104 H23-105
H23-106 H24-101 H24-102 H24-103 H24-105 H24-108 H23-109

Windsor Village "W" Units

W1-101 W1-204 W2-104 W2-201 W2-203 W3-101 W3-201 W3-202 W3-203
W3-204 W4-102 W4-104 W4-204 W5-101 W5-104 W6-101 W6-102 W6-104
W6-203 W6-204 W7-101 W7-103 W7-104 W7-201 W7-202 W7-203 W7-204
W8-101 W8-102 W8-104 W8-201 W8-202 W8-204 W9-104 W9-105 W10-101
W10-103 W10-105 W11-104 W11-106 W12-101 W12-103 W12-104 W12-105 W12-106

W13-102 W13-105 W13-106 W14-102 W14-103 W14-104 W15-101 W15-102 W15-103 W15-104 W15-105 W15-106 W16-102 W16-103 W16-104 W16-105 W17-101 W17-103 W18-101 W18-102 W18-103 W18-104 W18-201 W18-202 W18-203 W18-204 W19-101 W19-201 W19-204 W20-102 W20-103 W20-104 W20-203 W21-101 W21-102 W21-103 W21-201 W21-202 W21-204 W22-101 W22-102 W22-103 W22-104 W22-202 W22-203 W22-204 W23-101 W23-102 W23-104 W23-202 W23-203 W24-101 W24-102 W24-103 W24-104 W24-202 W24-203 W24-204 W25-101 W25-102 W25-103 W25-104 W25-203 W26-101 W26-102 W26-103 W26-104 W26-201 W26-202 W27-202 W28-102 W28-103 W28-202 W28-203 W29-102 W29-103 W30-101 W30-102 W30-201 W31-101 W31-103 W31-104 W32-101 W32-103 W33-101 W33-104 W34-101 W34-105 W35-101 W35-102 W35-104 W35-105 W35-106 W36-103 W36-106 W37-101 W37-102 W34-103 W37-104 W37-105 W38-101 W38-104 W38-106 W39-101 W39-105 W40-101 W41-101 W41-102 W41-103 W41-104

C19-102 C8-202 C20-103 C25-103 C5-204 C8-103 C10-101 C12-102 C12-202 C19-103

H6-206 H10-201 H10-303 H11-110 H15-102 H15-104 H15-110 H16-305 H22-105 H1-105 H5-101 H6-104 H16-103 H6-106 H17-103 H22-101

W3-102 W1-201 W5-201 W5-204 W7-102 W10-104 W12-102 W16-101 W19-102 W19-104 W21-104 W27-203 W28-101 W28-104 W28-204 W29-204 W30-103 W11-101 W10-102 W36-105 W26-204 W27-201 W36-102 W8-203 W20-101 W33-106 W25-204 W27-102

C1-102 H10-105 W1-102 W2-102 W10-106 W25-201
H3-101 H23-107 W1-103 W4-203 W21-203 W29-104 W33-103 W34-102 W36-101

W2-204

EXHIBIT A-3

EXHIBIT B

Existing Mortgage

RECITALS

Mortgage, Assignment of Rents, Security Agreement and Fixture Filing dated September 28, 2012 made by Waterton Lansbrook Venture, L.L.C. (the “Original Borrower"), in favor of Bank of America, N.A., as recorded in Official Records Book 17747, Page 111, as amended by that certain Amendment to Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, Notice of Future Advance and Spreader Agreement recorded in Official Records Book 18055, Page 262 and by that certain Second Amendment to Mortgage, Assignment of Rents, Security Agreement and Fixture Filing, Notice of Future Advance and Spreader Agreement recorded in Official Records Book 18275, Page 1005, all of the Public Records of Pinellas County, Florida, as assumed by Borrower pursuant to an Assumption Agreement of even date herewith and as assigned to Lender pursuant to an Assignment of Mortgage of even date herewith.

EXHIBIT B-1